UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

FOREFRONT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-29707	65-0910697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Bill Jones Industrial Drive Springfield, Tennessee 37172
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (615) 384-1286

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 27, 2007, ForeFront Holdings, Inc., a Florida corporation (the “Company”), organized a company formed under the laws of the British Virgin Islands known as ForeFront (BVI), Ltd. (“FF BVI”). On December 31, 2007, the Company entered into a series of agreements (the “Agreements”) providing for a reorganization of its operations, pursuant to which the Company will sell to Stanford Venture Capital Holdings, Inc. (“SVCH”) its current business of designing, manufacturing, marketing and supplying golf accessories and providing certain services to the golf industry (the “Golf Business”) and acquire the optical transceiver business and the contract rights, customer lists, intellectual property and other intangibles necessary to allow FF BVI to continue the cable set-top box and broadband multimedia business of Ligent International, Inc., Ligent Photonics, Inc. and Qingdao Hisense Electric Ltd., subsidiaries of Hisense Co. Ltd., a Chinese electronics manufacturer, and Ligent International, Inc. (the “New Business”). The New Business is anticipated to sell optical transceivers to equipment manufacturers in the U.S., China and elsewhere. Optical transceivers convert fiber optic transmissions into electronic signals and are key components in fiber to home equipment. The broadband multimedia technology business designs, develops and sells set-top boxes and broadband communication products for the home. Its customers are cable companies throughout China. The New Business is anticipated to focus on the convergence of these broadband multimedia technologies to enable expanded high definition video service to the consumer at reduced costs. At the closing, in connection with these transactions, the Company also intends to reincorporate in the British Virgin Islands by merging with and into FF BVI.

In connection with the sale of the Golf Business to SVCH, the Company entered into a Contribution Agreement with FF BVI, pursuant to which the Company contributed and transferred as a capital contribution to FF BVI the capital stock of ForeFront Group, Inc. (“ForeFront Group”), ForeFront Multimedia, LLC (“ForeFront Multimedia”) and Miller Golf Company (“Miller” and, together with ForeFront Group and ForeFront Multimedia, the “Operating Companies”), wholly-owned subsidiaries of the Company through which it owns the Golf Business. The capital stock of the ForeFront Group, ForeFront Multimedia and Miller subsidiaries constitute substantially all of the assets of the Company. Following the contribution of the capital stock of the Operating Companies to FF BVI, FF BVI became the sole direct subsidiary of the Company and the direct parent of all of the Operating Companies.

Additionally, the Company, FF BVI and the Operating Companies entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with SVCH and Stanford International Bank Ltd. (“SIBL”), an affiliate of SVCH that currently holds approximately 80% of the Company’s outstanding common stock, pursuant to which SVCH agreed to purchase, acquire and assume all of the capital stock of the Operating Companies and, by virtue of this acquisition, all of the assets and liabilities of FF BVI. The purchase price payable by SVCH is the forgiveness and cancellation of all of the debt owed by the Company to SVCH, which, as of the date of this report, was approximately $16 million.

In order to acquire the New Business concurrently with the sale of the Golf Business to SVCH, the Company entered into a series of agreements by which FF BVI will acquire Ligent Photonics, Inc. (“Ligent US”) and Hisense Optoelectronics Ltd. (“Hisense OE”) as well as certain contract rights, customer lists, intellectual property and other intangibles (the “Hisense Assets”) of Qingdao Hisense Electric Ltd. (“Hisense Electric”), necessary to allow FF BVI to operate the New Business. The Company and FF BVI entered into a Share Exchange Agreement with Hisense Co. Ltd. (“Hisense Co.”), Qingdao Hisense Electronic Holding Ltd. (“HEH”) and Ligent US, pursuant to which FF BVI will acquire 100% of the stock of Ligent US, 50% from each of Hisense Co. and HEH (collectively, the “Ligent US Shareholders”), and, in consideration for this stock, the Ligent US Shareholders will receive an aggregate of 6,489,061 ordinary shares of FF BVI. The Company and FF BVI also entered into an Agreement and Plan of Merger with Ligent International, Inc. in order to acquire Hisense OE, pursuant to which the shareholders of Ligent International, Inc. will receive 6,489,061 ordinary shares of FF BVI. The Company and FF BVI also entered into a Framework Agreement with Hisense Electric, pursuant to which (i) FF BVI will acquire the Hisense Assets and (ii) Hisense Electric will manufacture and supply to FF BVI certain set-top boxes and other electronics needed to conduct the New Business. Pursuant to the Framework Agreement, Hisense Electric will receive 6,489,061 shares of FF BVI. In addition to the ordinary shares issued to Hisense Co., HEH, Hisense Electric and Ligent International, FF BVI will issue at closing an aggregate of 1,628,062 warrants at an exercise price of $4.93 per share to the persons or entities specified by Hisense Co.

Concurrent with the Company’s entry into the above agreements to sell to SVCH the Golf Business and acquire the New Business, SIBL entered into a Common Stock Purchase Agreement with Broadband Multimedia Systems, Ltd. (“BM”), pursuant to which SIBL agreed to invest $12 million in BM in exchange for 1,400,000 shares of BM common stock, warrants to purchase 1,628,062 shares of BM’s common stock at an exercise price equal to $4.93, and warrants to purchase 1,033,398 shares of BM’s common stock at an exercise price equal to $0.001 (the “Common Stock Equivalents”). The infusion of the capital and the issuance of the shares of BM will be staggered in accordance with certain timetables set forth in the Common Stock Purchase Agreement, with initial funding of $3,652,500 having occurred upon the execution of the Agreements and final funding anticipated to occur at the filing of a registration statement in connection with the transactions described in this report. All of the warrants to be issued to SIBL as described in this report were issued to SIBL and certain employees of an affiliate of SVCH and SIBL upon the execution of the Common Stock Purchase Agreement.

In order to infuse into FF BVI the portion of the $12 million equity contribution that remains at the closing of the transactions described in this report, SIBL and BM have also entered into an Agreement and Plan of Merger with FF BVI, pursuant to which FF BVI and BM will merge, with FF BVI being the surviving entity. By virtue of this merger, in addition to receiving what amounts remain of the $12 million equity infusion at closing, FF BVI will also receive all other assets and businesses of BM, and the shares and warrants to purchase shares of common stock of BM will convert into shares and warrants to purchase shares of the common stock of FF BVI on a one to one basis. In connection with the Agreement and Plan of Merger, FF BVI will change its name to Hisense Broadband Multimedia Technologies, Ltd.

Ultimately, upon conclusion of the transactions described in this report, the current stockholders of the Company, excluding SVCH and SIBL, will hold 1.8% of the outstanding common stock of FF BVI. The transferors of the New Business will receive 80.0% in the aggregate of the anticipated outstanding common stock of FF BVI. SVCH and SIBL’s holdings in FF BVI will ultimately comprise 18.2% of FF BVI’s outstanding common stock, including Common Stock Equivalents equal to 4.2% of the outstanding common stock of FF BVI. One half of these Common Stock Equivalents are anticipated to be transferred to certain employees of an affiliate of SVCH and SIBL.

In addition, FF BVI and SIBL entered into an Indemnification Agreement whereby SIBL agreed to indemnify FF BVI with respect to, among other things, any liabilities of the Golf Business.

Except as otherwise provided in this report, (i) the Company expects the transactions contemplated by the above Agreements to be consummated in 2008 and (ii) the closing of each of the above-referenced Agreements is cross-conditioned on the substantially concurrent closing of all of the above-referenced Agreements. The consummation of these transactions is subject to, among other things, the approval of the Company’s stockholders and certain Chinese governmental approvals.

Prior to entering into the agreements described in this report, the Board was advised by vFinance Investments, Inc., which firm issued a fairness opinion to the Board stating its opinion that, as of December 24, 2007, the transactions described in this report were fair, from a financial point of view, to the Company and the Company’s stockholders, excluding SVCH, SIBL and certain affiliates thereof.

The above summaries of the Agreements are qualified in their entirety by reference to the Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.11 and are hereby incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 2, 2007, the Company issued a press release announcing the transactions described in this report. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01	Other Events

On December 26, 2007, the Board of Directors of the Company approved a one for five reverse stock split (the “Reverse Stock Split”) of the outstanding shares of common stock, par value $0.001 per share of the Company.

The Reverse Stock Split was required in the Agreements as a condition to the closing of the transactions described in this report and will be effective prior to the closing date of the transactions described above.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Contribution Agreement, dated as of December 28, 2007, by and between ForeFront Holdings, Inc. and ForeFront (BVI) Ltd.

10.2	Stock Purchase Agreement, dated as of December 31, 2007, by and among Stanford Venture Capital Holdings, Inc., Stanford International Bank Ltd., ForeFront (BVI) Ltd., ForeFront Holdings, Inc., ForeFront Group, Inc., ForeFront Multimedia, LLC and Miller Golf Company.

10.3	Share Exchange Agreement, dated as of December 31, 2007, by and among ForeFront (BVI) Ltd., ForeFront Holdings, Inc., Hisense Co. Ltd., Qingdao Hisense Electronic Holding Ltd. and Ligent Photonics, Inc.

10.4	Agreement and Plan of Merger, dated as of December 31, 2007, by and among Ligent International, Inc., ForeFront (BVI) Ltd., ForeFront Holdings, Inc. and Hisense Co. Ltd.

10.5	Framework Agreement, dated December 31, 2007, among Qingdao Hisense Electric Ltd., ForeFront (BVI) Ltd. and ForeFront Holdings, Inc.

10.6	Common Stock Purchase Agreement, dated as of December 31, 2007, among Broadband Multimedia Systems, Ltd. and Stanford International Bank Ltd.

10.7	Agreement and Plan of Merger, dated as of December 31, 2007, by and among Broadband Multimedia Systems, Ltd., ForeFront (BVI) Ltd. and Stanford International Bank Ltd.

10.8	Articles and Plan of Merger, dated as of December 31, 2007, between ForeFront Holdings, Inc. and ForeFront (BVI) Ltd.

10.9	Indemnification Agreement, dated December 31, 2007, between Stanford International Bank Ltd. and ForeFront (BVI) Ltd.

10.10	Letter Agreement, dated as of December 31, 2007, by and among Stanford Venture Capital Holdings, Inc., Stanford International Bank Ltd., ForeFront Holdings, Inc., ForeFront Group, Inc., ForeFront (BVI) Ltd., ForeFront Multimedia, LLC, Miller Golf Company, Broadband Multimedia Systems, Ltd., Ligent International, Inc., Ligent Photonics, Inc., Hisense Co. Ltd., Qingdao Hisense Electronic Holding Ltd., Qingdao Hisense Electric Ltd. and Hisense Optoelectronic Technologies Co.

10.11	Form of Warrant

99.1	Press release dated January 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREFRONT HOLDINGS, INC.

Date: January 4, 2007	By:	/s/ Richard M. Gozia
Richard M. Gozia Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Contribution Agreement, dated as of December 28, 2007, by and between ForeFront Holdings, Inc. and ForeFront (BVI) Ltd.

10.2	Stock Purchase Agreement, dated as of December 31, 2007, by and among Stanford Venture Capital Holdings, Inc., Stanford International Bank Ltd., ForeFront (BVI) Ltd., ForeFront Holdings, Inc., ForeFront Group, Inc., ForeFront Multimedia, LLC and Miller Golf Company.

10.3	Share Exchange Agreement, dated as of December 31, 2007, by and among ForeFront (BVI) Ltd., ForeFront Holdings, Inc., Hisense Co. Ltd., Qingdao Hisense Electronic Holding Ltd. and Ligent Photonics, Inc.

10.4	Agreement and Plan of Merger, dated as of December 31, 2007, by and among Ligent International, Inc., ForeFront (BVI) Ltd., ForeFront Holdings, Inc. and Hisense Co. Ltd.

10.5	Framework Agreement, dated December 31, 2007, among Qingdao Hisense Electric Ltd., ForeFront (BVI) Ltd. and ForeFront Holdings, Inc.

10.6	Common Stock Purchase Agreement, dated as of December 31, 2007, among Broadband Multimedia Systems, Ltd. and Stanford International Bank Ltd.

10.7	Agreement and Plan of Merger, dated as of December 31, 2007, by and among Broadband Multimedia Systems, Ltd., ForeFront (BVI) Ltd. and Stanford International Bank Ltd.

10.8	Articles and Plan of Merger, dated as of December 31, 2007, between ForeFront Holdings, Inc. and ForeFront (BVI) Ltd.

10.9	Indemnification Agreement, dated December 31, 2007, between Stanford International Bank Ltd. and ForeFront (BVI) Ltd.

10.10	Letter Agreement, dated as of December 31, 2007, by and among Stanford Venture Capital Holdings, Inc., Stanford International Bank Ltd., ForeFront Holdings, Inc., ForeFront Group, Inc., ForeFront (BVI) Ltd., ForeFront Multimedia, LLC, Miller Golf Company, Broadband Multimedia Systems, Ltd., Ligent International, Inc., Ligent Photonics, Inc., Hisense Co. Ltd., Qingdao Hisense Electronic Holding Ltd., Qingdao Hisense Electric Ltd. and Hisense Optoelectronic Technologies Co.

10.11	Form of Warrant

99.1	Press release dated January 2, 2007